SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                       (Date of earliest event reported):
                                November 27, 2000


                             DUKE CAPITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                      0-23977                51-0282142
(State or Other Jurisdiction    (Commission File No.)      (IRS Employer
   of Incorporation)                                     Identification No.)

526 South Church Street
Charlotte, North Carolina                                      28202-1904
(Address of principal executive offices)                       (Zip Code)

         Registrant's telephone number, including area code: 704-594-6200

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Item 5.           Other Events.

         The information below was reported in a Form 8-K filed December 19, 2000 by Duke Energy Corporation, parent company of the registrant.

         Duke Energy North America ("DENA") and Duke Energy Trading and Marketing LLC ("DETM"), affiliates of the registrant, have been named among sixteen defendants in a class action lawsuit recently filed against companies identified as "generators and traders" of electricity in California markets. Additionally, DETM was named among thirteen defendants in another class action lawsuit against marketers and other unnamed sellers of electricity in California markets. Both of these lawsuits were filed in the Superior Court of the State of California, San Diego County in November 2000 and allege violations by the defendants of state antitrust laws and state laws against unfair and unlawful business practices. Plaintiffs in the first set of claims seek aggregate damages of over $4 billion and the plaintiffs in the second set of claims allege damages in excess of $1 billion. The lawsuits each seek an award of treble damages and the disgorgement of alleged unlawful profits for sales of electricity during all or portions of 2000.

         This litigation is at its earliest stage, and thus the registrant cannot accurately predict the ultimate outcome of the lawsuits with any degree of certainty at this time. However, the registrant does not believe, based on its analysis to date of the factual background and the claims asserted in these suits, that the resolution of these suits will have a material adverse effect on its financial condition, results of operations or cash flows.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DUKE CAPITAL CORPORATION


                                By:
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                                    Richard J. Osborne
                                    Vice President and Chief Financial Officer






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